UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 22, 2019

   First Community Corporation

(Exact Name of Registrant As Specified in Its Charter)

   South Carolina

(State or Other Jurisdiction of Incorporation)

000-28344	57-1010751
(Commission File Number)	(I.R.S. Employer Identification No.)

5455 Sunset Blvd, Lexington, South Carolina	29072
(Address of Principal Executive Offices)	(Zip Code)

   (803) 951-2265

(Registrant’s Telephone Number, Including Area Code)

   Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, par value $1.00 per share	FCCO	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The 2019 Annual Meeting of Shareholders (the “Annual Meeting”) of First Community Corporation (the “Company”) was held on May 22, 2019 at the Company’s office located at 105 N. Spring Street, Greenville, South Carolina 29601. As disclosed in the Company’s proxy statement for the Annual Meeting, three of the Company’s former Class I directors—Dr. Richard K. Bogan, Ms. Anita B. Easter, and Mr. J. Randolph Potter—were not nominated to stand for re-election at the Annual Meeting based on the age limitation for directors set forth in the Company’s bylaws. Accordingly, each of Dr. Bogan, Ms. Easter, and Mr. Potter retired from the Board of Directors effective as of the adjournment of the Annual Meeting. The Company thanks them for their contributions to the Company as directors.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2019 Annual Meeting of the Company was held on May 22, 2019 at 3:00 p.m. Of the 7,664,967 shares of the Company’s common stock outstanding at the Annual Meeting, there were present in person or by proxy 6,037,513 shares, representing approximately 78.8% of the total outstanding eligible votes. The shareholders of the Company voted: (1) to elect three Class I members to the Company’s Board of Directors; (2) to provide an advisory resolution to approve the compensation of the Company’s named executive officers; (3) to provide an advisory resolution to approve whether shareholders should have a say-on-pay vote every one, two or three years; (4) to approve an amendment to the Company’s Restated Articles of Incorporation to increase the number of authorized shares of common stock from 10,000,000 shares to 20,000,000 shares; and (5) to ratify the appointment of Elliott Davis, LLC as the Company’s independent registered public accountants for the fiscal year ending December 31, 2019. No vote was taken regarding whether to adjourn, postpone or continue the meeting, if necessary, to solicit additional proxies if there were insufficient votes to approve the amendment to the Company’s Restated Articles of Incorporation, because there were sufficient votes to approve the amendment to the Company’s Restated Articles of Incorporation.

The voting results for the proposals follows:

1.       To elect three Class I members of the Board of Directors:

Class I:	For	Withheld	Broker Non-Vote
Michael C. Crapps	4,148,413	65,843	1,823,257
Mickey Layden	4,179,065	35,191	1,823,257
Jane Sosebee	4,182,762	31,494	1,823,257

The other directors that continued in office after the meeting are as follows:

Class II:	Class III:
Thomas C. Brown	C. Jimmy Chao
W. James Kitchens, Jr.	J. Thomas Johnson
Edward J. Tarver	E. Leland Reynolds
Roderick M. Todd, Jr.	Alexander Snipe, Jr.
Mitchell M. Willoughby

2.       To provide an advisory resolution to approve the compensation of the Company’s named executive officers:

For	Against	Abstain	Broker Non-Vote
4,068,624	117,657	27,975	1,823,257

3.       To provide an advisory resolution to approve whether shareholders should have a say-on-pay vote every one, two or three years:

1 Year	2 Years	3 Years	Abstain
4,067,797	19,646	125,890	923

Consistent with the recommendation of the Board of Directors of the Company as set forth in the Company’s proxy statement for the Annual Meeting and the vote of the shareholders at the Annual Meeting, the Board of Directors has determined to include an advisory shareholder vote on executive compensation in the Company’s proxy materials every year. This policy will remain in effect until the next shareholder vote on the frequency of shareholder votes on executive compensation.

4.       To approve an amendment to the Company’s Restated Articles of Incorporation to increase the number of authorized shares of the Company’s common stock from 10,000,000 to 20,000,000 shares:

For	Against	Abstain
5,814,186	181,878	41,449

5.       To ratify the appointment of Elliott Davis, LLC as the Company’s independent registered public accountants for the fiscal year ending December 31, 2019:

For	Against	Abstain
6,025,568	9,203	2,742

Item 7.01 Regulation FD Disclosure

On May 23, 2019, the Company announced that Ms. Jane Sosebee and Ms. Mickey Layden were elected by the Company’s shareholders at the Annual Meeting, each to serve a three-year term expiring at the 2022 annual meeting of shareholders.

The Board has appointed Ms. Sosebee to serve on the Company’s Audit and Compliance Committee and Nominations and Corporate Governance Committee and Ms. Layden to serve on the Company’s Asset/Liability Committee and Loan Committee.

A copy of the press release introducing the two new directors is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference.

Item 8.01 Other Events

At the Annual Meeting, the Company’s shareholders approved an amendment to the Company’s Restated Articles of Incorporation to increase the number of authorized shares of Company common stock from 10,000,000 shares to 20,000,000 shares.

The amendment to the Company’s Restated Articles of Incorporation was filed with the Secretary of State of the State of South Carolina on May 23, 2019 and is attached hereto as Exhibit 3.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	Amendment to First Community Corporation’s Restated Articles of Incorporation
99.1	Press Release dated May 23, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST COMMUNITY CORPORATION

Dated: May 23, 2019	By:	/s/ Joseph G. Sawyer
	Name:	Joseph G. Sawyer
	Title:	Chief Financial Officer